                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                March 23, 1995



                      ROBERTS PHARMACEUTICAL CORPORATION
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            (Exact name of registrant as specified in its charter)


   New Jersey                   1-10432                   22-2429994
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(State or other               (Commission               (IRS Employer
  jurisdiction                File Number)              Identification
of incorporation)                                           Number)


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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         (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code: 908-389-1182


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724

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         (Former name or former address, if changed from last report)
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                                      -2-



        Item 5.  Other Events
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                 A preliminary review of Roberts' sales activity for the first two months of 1995 indicates that sales and profit for the First Quarter of 1995 will be below Fourth Quarter 1994 results as well as below the First Quarter 1995 average estimate of the financial community drug industry analysts who follow the Company. Upon compilation of the First Quarter results, Roberts will make additional financial data available.

                 In accordance with previously announced plans, Roberts is increasing its prescription pharmaceutical sales force by approximately 70 professional sales representatives. Of this amount, 45 have already been employed. By mid-April, Roberts expects that approximately 90% of the newly employed professional sales representatives will have been trained and will be actively promoting Roberts' products. The effects of the increase in sales personnel on future sales performance cannot be quantified at this time.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROBERTS PHARMACEUTICAL CORPORATION
                                        ----------------------------------
                                                    (Registrant)


Date: March 23, 1995              By:        /s/ Anthony A. Rascio
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                                        Anthony A. Rascio
                                        Vice President